Exhibit 99.1

Patriot National Announces Rescission of Company Portion of Previously

Announced Private Placement of Common Stock and Warrants

-- No Dilution to Stockholders from Common Stock Sold by

Stockholder and Issuance of New Warrants --

FORT LAUDERDALE, FL., December 23, 2015 – Patriot National, Inc. (NYSE: PN), today announced that the Company has closed a rescission and exchange agreement with certain institutional investors, pursuant to which the Company will repurchase all of the 1,666,666 shares of common stock (in the form of 666,666 shares of common stock and a prepaid warrant for 1,000,000 shares of common stock) previously issued on December 16, 2015, for an aggregate purchase price of approximately $20 million, thereby eliminating any dilutive effect on existing stockholders.

In addition, the Company will exchange the warrants previously issued to the investors for new warrants to purchase up to an aggregate of 3,250,000 shares of common stock, which shares will be purchased from the selling stockholder. This exchange will also result in no dilution to existing stockholders. Other than modest legal expenses, the rescission was closed at no incremental cost to the Company.

Steven M. Mariano, Patriot National Chairman and Chief Executive Officer noted, “The decline in our stock price since the closing of the original transaction has had a meaningful impact to our stockholders. Following many productive conversations with our investors, the Company worked diligently with the private placement investors and mutually agreed to rescind the Company portion of the transaction. Patriot National has no plans to raise equity capital in 2016, and, as previously announced, I have no plans to sell any additional shares in the coming year.”

Mariano added, “Our continued organic growth and strong free cash flow – as evidenced by our reiteration of 2016 guidance during the 3rd quarter earnings report – in combination with our present credit facility, will allow us to continue to execute our balanced growth strategy, which consists of investments in organic growth initiatives as well as selective strategic acquisitions in our core business lines.”

As part of the transaction, the Company and the investors amended the registration rights agreement to provide the investors with customary registration rights.

The warrants were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Such securities have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded

Patriot National, Inc.

health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that the closing of the private placement may not occur. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

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